SHAREHOLDERS AGREEMENT

     THIS AGREEMENT is made as of the 22nd day of August, 1994, by and among STEVEN H. MEYER, residing at 7 Emma Drive, Wayside, New Jersey 07712, KENNETH P. MEYER, residing at 8 Gimbel Place, Wayside, New Jersey 07712, ETHEL KAPLAN, residing at Edwards Point Road, Rumson, New Jersey 07724, and PETER C. COSMAS, residing at 42 Sawmill Road, Kinnelon, New Jersey 07405 (hereinafter referred to individually as "Shareholder" and collectively as the "Shareholders"), and ARC SLIDE TECHNOLOGIES LTD., a New Jersey corporation with its principal place of business at 788 Shrewsbury Avenue, Tinton Falls, New Jersey 07724 (hereinafter referred to as the "Corporation").

                                   WITNESSETH:

     WHEREAS, the Shareholders own all of the total issued and outstanding shares (hereinafter the "Shares") of the Corporation as set forth on SCHEDULE A annexed hereto; and

     WHEREAS, the Shareholders are actively engaged in the management and control of the Corporation and further desire to provide for the continued operation, management and control of the Corporation and to provide for the method of disposition of the Shares of the Corporation after the withdrawal or death of a Shareholder.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto



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agree as follows:

ARTICLE 1 - TRANSFER RESTRICTIONS

     1.1 - No Shareholder shall, at any time during the term of this Agreement, either directly or indirectly sell, assign, transfer by gift or otherwise, bequeath, pledge, mortgage, hypothecate or create a security interest in or lien on, encumber, or otherwise dispose of (hereinafter "transfer") any of his Shares in the Corporation now owned or hereafter acquired, without the prior written consent of the other Shareholders, except as otherwise provided in this Agreement. Any purported transfer of Shares in violation of the terms of this Agreement shall be considered void and of no effect.

     1.2 - Notwithstanding anything herein contained to the contrary, any Shareholder, including the estate of a deceased Shareholder, shall have the right at any time to transfer his/her Shares in the Corporation free of the terms and conditions of this Agreement to (a) as to all Shareholders, to such Shareholder's immediate family member (which term shall be defined as siblings, spouses and children) or another Shareholder, and (b) as to Peter Cosmas only, to Robert Nemiroff, James Sidor, Thomas Driscol or Nicholas Norm; provided, however, that any transfer pursuant to this Section 1.2 shall be subject to and shall conform with any provisions contained in any loan agreement, mortgage or other financing arrangement of the Corporation and applicable laws, providing for restrictions on transfer.


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     1.3 - With respect to any transfers pursuant to Section 1.2 above, any such transferee shall at the time of transfer of the Shares to the transferee execute an amendment to this Agreement agreeing to abide by all terms, conditions and restrictions contained herein. Subsequent transfers shall be subject to all restrictions on transfer set forth in this Article 1.

ARTICLE 2 - TRANSFER OF SHARES

     2.1 - Offer Notice. In the event of the death, legal incapacity, or bankruptcy of a Shareholder, or in the event that a Shareholder desires to sell his/her Shares ("Selling Shareholder"), such Selling Shareholder shall be required to offer to sell all of his/her Shares to the other Shareholders or the corporation as hereinafter provided. Such Selling Shareholder (or his/her legal representative) shall serve written notice upon all the other Shareholders and the Corporation of his/her offer to transfer his/her Shares within sixty (60) days following the triggering event or decision to offer such Shares for sale ("Offer Notice").

     2.2 - Option to Purchase.

     2.2.1 - First Option. Each of the other Shareholders shall have the first option to purchase a "proportionate share", as herein defined, of all of the Shares so offered for a period of sixty (60) days from the receipt of the Offer Notice and


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determination of the Purchase Price as defined in Article 6 herein.

     2.2.2 - Second Option. In the event that a Shareholder fails or refuses to exercise the option to purchase a proportionate share of all of the Selling Shareholder's Shares within the sixty (60) day option period, the Selling Shareholder shall notify the other Shareholders in writing of the availability of said Shares ("Second Offer Notice") and the other Shareholders shall have the second option for a period of fifteen (15) days after the receipt of the Second Offer Notice to purchase a "proportionate share" of all of the Selling Shareholder's Shares remaining.

     2.2.3 - Third Option. In the event that the options to purchase the Shares of the Selling Shareholder set forth in Sections 2.2.1 and 2.2.2 above expire unexercised, the Selling Shareholder shall notify the Corporation in writing of the availability of said Shares ("Third Offer Notice") and the Corporation shall have the option for a period of forty-five (45) days after the receipt of the Third Offer Notice to purchase all of the Selling Shareholder's Shares remaining.

     2.3 - Option Exercise. An option to purchase the Shares of a Selling Shareholder under this Article 2 shall be exercised by either a Shareholder or the Corporation, as the case may be, by delivering written notice to that effect to the Selling Shareholder within the time specified in the relevant option period.


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     2.4 - Terms.  The  Purchase  Price of any  purchase  of Shares  under  this
Article 2 shall be payable and the transaction shall close in accordance with the terms and conditions as provided in Articles 5 and 6 herein.

     2.5 - Proportionate Share. The term "proportionate share" as used herein means that portion of the Shares of the Corporation offered for sale or intended to be transferred which the Shares of the Corporation then owned by a non-Selling Shareholder bear to all the outstanding Shares of the Corporation, excluding those offered for sale or otherwise intended to be transferred. In addition, if any of the Shares offered for sale are not purchased by the Shareholder first entitled thereto, the term "proportionate share" shall include that portion of the Shares of the Corporation not purchased by the Shareholder first entitled thereto which the Shares of the Corporation owned by a Shareholder bear to the Shares of the corporation (other than those offered for sale or intended to be transferred) owned by all Shareholders, other than the Shareholder first entitled to purchase.

     2.6 - In the event that the Shares offered for sale under this Article 2 remain unpurchased after the expiration of the options provided for in Section
2.2.1 through 2.2.3, inclusive, then the Selling Shareholder shall be free to transfer all but not less than all of such Shares provided, however, that any transfer of Shares by the Selling Shareholder to a third party shall be at a purchase


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price which is at least equal to or in excess of the Purchase Price set forth in
Article 6 herein.

ARTICLE 3 - CLOSING.

     3.1 - If an  option to  purchase  Shares  has been  exercised  pursuant  to
Article 2 herein, the purchaser shall, contemporaneously with the exercise of the purchase option, notify the Selling Shareholder in writing that the closing of such purchase and sale shall take place at a specified time and date no later than thirty (30) days after the date of option exercise at the principal offices of the Corporation or at such other date, time and place as may be mutually agreed upon by the parties thereto.

ARTICLE 4 - PAYMENT OF PURCHASE PRICE.

     4.1 - The purchasing Shareholder or Corporation, as the case may be (sometimes referred to collectively herein as "purchaser"), shall have the option to either pay to the Selling Shareholder or personal representative as the case may be (sometimes hereinafter referred to collectively as "transferor"), the Purchase Price in full or in installments.

     4.1.1 - If the purchaser elects to pay the Purchase Price in full at closing, the purchaser shall tender at closing to the transferor either cash or certified or cashiers check for the full Purchase Price. Simultaneously, the transferor shall endorse and


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deliver the Shares to the purchaser. As soon thereafter as may be practical, the
Corporation will issue a new share certificate to the purchaser reflecting the Shares purchased.

     4.1.2 - In the event that the purchaser elects to pay the Purchase Price in installments, the purchaser shall pay to the transferor twenty (20%) percent of the purchase price in cash or by certified or cashiers check at the closing. The balance of the purchase price shall be evidenced by a promissory note (the "Note") executed by the purchaser and delivered to the transferor at closing, which shall be payable in equal monthly installments over a period of five (5) years, beginning with the date of closing and which shall bear interest at a rate equal to the "prime" rate determined or set by The Chase Manhattan Bank, N.A., from time to time, plus one (1%) percent. Further, the Note shall provide
(a) that the maker shall have the privilege to prepay all or any portion of the Note, at any time, without penalty; (b) that default in any payment when due after thirty (30) days advance written notice of such default shall cause the remaining unpaid balance to be immediately due and payable; (c) the obligation of the maker under the Note shall be fully recourse; (d) that the maker shall pay all costs and expenses of collection, including reasonable attorney's fees.

ARTICLE 5 - SECURITY FOR PAYMENT.

     5.1 - Escrow. If the purchaser elects to pay the Purchase


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Price for the  Shares in  installments,  the  transferor  shall  deposit  with a mutually acceptable escrow agent the certificates evidencing the Shares to be transferred, together with the appropriate stock powers, duly endorsed in blank for transfer. Further, the transferor hereby appoints the escrow agent his attorney-in-fact to transfer the Shares on the books of the Corporation to the name of the purchaser.

     5.2 - Duties of Escrow Agent. The escrow agent shall hold such Shares as security for payment in full by the purchaser of the Purchase Price, and said Shares shall not be encumbered or disposed of, except as otherwise provided in this Agreement. Upon payment of the last installment due under the Note, the escrow agent shall, upon receipt of written acknowledgement of "payment in full" by the transferor, deliver the share certificates to the purchaser and shall thereupon be relieved of its duties as escrow agent with respect to that particular transaction.

     5.3 - Voting Rights. As long as a purchaser under this Agreement is not in default with respect to any payments due under the Note, the purchaser shall have the right to vote the Shares on deposit with the escrow agent.

ARTICLE 6 - PURCHASE PRICE.

     6.1 - The purchase price ("Purchase Price") for Shares sold to another Shareholder or the corporation pursuant to Article 2 above


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shall be the fair market  value of such Shares as  determined  by two  certified public accountants ("C.P.A.") (one chosen by the Selling Shareholder, and the other chosen by the purchaser(s), using such valuation methods as such accountants deem appropriate and customary under the circumstances. If the higher of such valuations shall not exceed 110% of the lower of such valuations, then the valuations shall be averaged, and the average shall be he fair market value. If the higher valuation is more than 110% of the lower valuation, then the two CPA's shall mutually agree upon a third C.P.A. Upon completion of the third valuation, if the third valuation is between the two prior valuations, then the third valuation shall be the fair market value. If the third valuation exceeds the higher of the prior valuations, then the higher prior valuation shall be the fair market value. If the third valuation is less than the lower prior valuation, then the lower prior valuation shall be the fair market value. The cost of the valuations shall be shared equally by the Selling Shareholder and the purchasers. All valuations shall be completed within thirty (30) days after the appointment of each C.P.A.

ARTICLE 7 -DEFAULT.

     7.1 - Purchaser Default. If a purchaser hereunder defaults in any payments due under the Note, and such default is not cured within thirty (30) days after written notice thereof has been given by the transferor to the purchaser, the transferor may elect one of the following remedies: (i) the transferor may, upon written demand


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made upon the escrow  agent,  obtain the return of all such Shares as to which a default has occurred and the purchaser shall have no further right, title or interest in and to such Shares and the purchase transaction shall thenceforth be deemed null and void; (ii) any other rights and remedies available to a secured party under Article 9 of the Uniform Commercial Code, as in effect in the State of New Jersey.

ARTICLE 8 - NOTATION.

     8.1 - The Shareholders agree, immediately after execution of this Agreement, to present the certificates representing the Shares in the Corporation presently owned to the Secretary of the Corporation and cause the Secretary to stamp on each certificate the following notation in a conspicuous manner:

     "The shares represented by this certificate are subject to an agreement dated August 22, 1994 a copy of which is on file at the principal office of the corporation, and these shares may not be transferred, assigned, pledged, hypothecated, or otherwise disposed of except in strict accordance with the terms of that agreement."

     8.2 - In addition, the Shares shall contain any other legends required by federal or state securities laws.

ARTICLE 9 - MISCELLANEOUS.

     9.1 - Equitable Remedies. In the event any party hereto breaches the covenants or conditions herein provided, any other party may enforce his/its rights hereunder against such party by injunction as well as by other remedies, the parties agreeing that remedies at law alone for the breach of any of the aforesaid

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provisions and conditions are inadequate.

     9.2 - Complete Agreement.

     This Agreement constitutes the complete agreement and understanding among the parties hereto with respect to the matters set forth herein, and supersedes and terminates any and all prior existing agreements or understandings between or among any of the parties hereto with respect to such matters. No alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each of the parties. The failure of any party at any time to enforce his rights hereunder shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty contained herein, whether by conduct or otherwise, shall be deemed to be or be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty hereof.

     9.3 - Interpretation of Syntax and Headings. All references made and pronouns used in this Agreement shall be construed in the singular or plural, and in such gender as the sense and circumstances require. Section headings are for convenience only and shall not affect nor be used in construing this Agreement.



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     9.4 - Notice.  Whenever under the  provisions of this  Agreement  notice is required to be given, it shall be deemed given when either served personally, sent by recognized courier service, or mailed, return receipt requested, to the party noticed at the address set forth herein. All notices shall be effective upon receipt or refusal thereof.

     9.5 - Benefit. This Agreement shall be binding upon, and shall inure to the
benefit  of  the  respective   parties   hereto  and  their  heirs,   executors,
administrators, successors and assigns.

     9.6 - Invalidity. If any of the terms or provisions of this Agreement shall be declared invalid or illegal, then notwithstanding such invalidity or illegality, the remaining terms and provisions of the Agreement shall remain in full force and effect in the same manner as if the invalid or illegal terms or provisions had not been contained therein.

     9.7 - Governing Law.

     9.7.1 This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

     9.7.2 Each of the Shareholders acknowledges that the Shares have not been registered under the Securities Act of 1933 or under the securities laws of any state or other jurisdiction. The Shareholders understand that, as a consequence of the foregoing, in addition to the provisions of this Agreement, they may be restricted from reselling or otherwise transferring or disposing of


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their   Shares   under   federal  and  state   securities   laws.   Accordingly,
notwithstanding anything to the contrary set forth in this Agreement, any sale or other transfer of Shares hereunder shall be subject to compliance with all applicable federal and state securities laws. Any sale or other transfer in violation of any such federal or state securities laws shall be null and void.

     9.8 - After-Acquired Securities.

     All of the provisions of this Agreement shall apply to all securities of the Corporation now owned or that may be issued or transferred hereafter to a Shareholder as a result of any additional issuance, purchase, exchange or reclassification of securities, corporate reorganization or any other form of capitalization, consolidation, merger, share split, or share dividend, or which are acquired by a Shareholder in any other manner. In addition, all of the provisions of this Agreement shall apply to all securities of the Corporation acquired by any other person pursuant to Article 2 of this Agreement.

     9.9 - Arbitration and Specific Performance.

     (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration by a panel of three (3) arbitrators in accordance with the Rules of the American Arbitration Association then prevailing, and such arbitration shall be held in the State of New Jersey or other place mutually agreeable to the parties. The


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decision of such panel shall be  enforceable  in any court having  jurisdiction.
Pursuant to this provision, arbitration shall be a condition precedent to the commencement of any other proceeding or litigation. The panel can enter an ex parte order if a Shareholder fails or refuses to participate in the arbitration proceeding.

     IN WITNESS WHEREOF, the undersigned executed this Agreement on the day and year first above written.



                                          /s/ STEVEN H. MEYER
                                          --------------------------------------
                                          STEVEN H. MEYER


                                          /s/ KENNETH P. MEYER
                                          --------------------------------------
                                          KENNETH P. MEYER


                                          /s/ ETHEL KAPLAN
                                          --------------------------------------
                                          ETHEL KAPLAN


                                          /s/ PETER C. COSMAS
                                          --------------------------------------
                                          PETER C. COSMAS



ATTEST:                                   ARC SLIDE TECHNOLOGIES LTD.



/s/ ETHEL KAPLAN                          By: /s/ STEVEN H. MEYER
-------------------------------------         ---------------------------------
ETHEL KAPLAN, Secretary                       STEVEN H. MEYER, President





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                                   SCHEDULE A

SHAREHOLDER                                                    NUMBER OF SHARES
-----------                                                    ----------------

STEVEN H. MEYER                                                     427,500

KENNETH P. MEYER                                                    427,500

ETHEL KAPLAN                                                        855,000

PETER C. COSMAS                                                      90,000